EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         Agreement dated as of the 21st day of August 2000, by and between EDIETS.COM, INC., a Delaware corporation having its principal place of business at 3467 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442 (the "Corporation") and DAVID J. SCHOFIELD, (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to employ Executive as an executive officer, and Executive is willing to accept such employment, all subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

         1. EMPLOYMENT AND TERM. Subject to the terms and conditions hereof, the Corporation hereby employs Executive, and Executive hereby accepts employment by the Corporation, for a period of three (3) years commencing on August 21, 2000, (the "Commencement Date") and ending on the third anniversary of the Commencement Date, unless terminated sooner pursuant to the provisions hereof.

         2. DUTIES. Executive shall serve the Corporation as its President and Chief Executive Officer. Executive shall perform such executive, administrative, management, marketing and other services and duties as are incidental to the offices he holds and as may, from time to time, be assigned to him by the Board of Directors of the Corporation or a committee thereof. Executive shall devote all of his business and professional time to the performance of his duties hereunder. Executive further agrees to serve as an officer or director of any parent, subsidiary or affiliate of the Corporation upon the Corporation's request, with no additional compensation beyond that set forth in Paragraph 3 below. The Executive's principal place of employment shall be the executive offices of the Corporation in Deerfield Beach, Florida or any location less than 50 miles from such location, although the Executive understands and agrees that he may be required to travel from time to time for business purposes.

         3.       COMPENSATION.

                  (a) As base compensation for the services to be rendered by Executive hereunder, the Corporation agrees to pay to Executive an annual base salary in the amount of Two Hundred Fifty Thousand Dollars ($250,000), such salary to be paid in equal biweekly installments for so long as Executive is employed by the Corporation.

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                  (b) The Executive shall receive an annual bonus for each full calendar year as (i) determined by the Board of Director's Compensation Committee based upon the Company's growth and profitability plus (ii) any additional amount, if any, to be determined by Corporation's Compensation Committee in recognition of the Executive's contribution to the Corporation.

                  (c) The Executive shall receive an initial grant of 500,000 employee stock options under the Corporation's Stock Option Plan (the "Plan") with an exercise price equal to the fair market value of the Corporation's common stock at the Commencement Date. The options, which shall be exercisable for a period of five (5) years from the date of grant, shall vest over three (3) years in six (6) equal semi-annual installments, with the first installment vesting six (6) months after the Commencement Date. Additional future options may be granted in the discretion of the Corporation's Compensation Committee and as part of the Plan. Unexercised options shall only terminate in the event that this Agreement is terminated by the Corporation pursuant to Paragraph 5(a).

                  (d) Executive shall be entitled, on a basis consistent with the Corporation's policy, to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his obligations hereunder. The Corporation shall reimburse Executive for such expenses upon presentation to the Corporation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Corporation may from time to time require under its established policies and procedures.

                  (e) Executive shall be entitled to participate in, or benefit from, in accordance with the eligibility and other provisions thereof, such medical insurance, pension, retirement, or other fringe benefit plans or policies as the Corporation may make available to, or have in effect for, its executive personnel from time to time. Plans and benefits may be modified or eliminated by the Corporation from time to time as it determines in its sole discretion. Executive shall also be entitled to four (4) weeks of vacation annually and other similar benefits in accordance with the policies of the Corporation from time to time in effect for executive personnel.

                  (f) Except as hereinafter provided, the Corporation shall pay Executive, for any period during the term of this Agreement during which he is unable fully to perform his duties because of physical or mental disability or incapacity, an amount equal to the compensation

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                  due him for such period in accordance with this Agreement, less the aggregate amount of all income disability benefits which for such period he may receive under or by reason of (i) any applicable compulsory state disability law, (ii) the Federal Social Security Act, (iii) any applicable workmen's compensation law or similar law, and (iv) any plan towards which the Corporation or any parent, subsidiary or affiliate of the Corporation has contributed or for which it has made payroll deductions, such as group accident, disability or health policies.

         4.       TERMINATION ON DISABILITY OR DEATH.

                  (a) In the event that Executive, due to physical or mental disability or incapacity, is unable to substantially perform his duties hereunder for a period of three (3) successive months, the Corporation or Executive shall then have the right to terminate this Agreement and Executive's employment hereunder upon thirty (30) days' prior written notice, provided, however, that in the event that Executive shall recommence rendering services and performing all of his duties hereunder within such thirty (30) day notice period, such notice shall be vitiated, and the Corporation and the Executive shall no longer have the right to terminate based on the disability event described in the notice. Executive's employment shall terminate immediately upon his death.

                  (b) Upon termination of Executive's employment by reason of his death or disability as aforesaid, Executive, or in the case of Executive's death, Executive's personal representatives, shall be entitled to receive base compensation earned or accrued to the date of such termination and not already paid, less any benefits paid to Executive by reason of such disability. Such accrued base compensation shall be paid to the Executive within 30 days following the date of termination.

                  (c) In the event of the termination of this Agreement for any reason other than death, Executive shall have the right to purchase, and the Corporation shall assign to Executive, any insurance policy maintained by the Company on the life of Executive then in effect, for a price equal to the net cash surrender value thereof at the time of such termination.

         5.       TERMINATION FOR CERTAIN CAUSES AND OTHER  REASONS.

                  (a) In the event of the (i) willful material misconduct of Executive in the performance of his duties hereunder, (ii) material breach of any provisions of Paragraphs 7, 8 or 9, or
                  (iii) conviction of the Executive for any felony under federal or state law, this Agreement and Executive's employment hereunder may be terminated by the

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                  Corporation without prior notice. This Agreement may also be terminated by the Corporation in the event that there has been a material failure of performance by Executive of his duties hereunder and such failure has not been cured by Executive within a period of sixty (60) days of his receipt from the Corporation of a written notice of proposed termination specifying the particular failure(s) of performance, upon which the proposed termination willl be based, if not cured.

                  (b) The Corporation may also terminate this Agreement for any reason other than the reasons set forth in Paragraph 5(a) above. If the Corporation elects to terminate under this Paragraph 5(b) or the Executive resigns for Good Reason (as defined below) during the first six (6) months of this Agreement, as a severance allowance, Executive will be entitled to receive a lump sum payment of $150,000 and immediate vesting of the first installment of his stock options, totaling 83,333. If the Corporation elects to terminate under this Paragraph 5(b) or the Executive resigns for Good Reason during months seven (7) through eighteen (18) of this Agreement, Executive shall receive a lump sum payment of $200,000 and immediate vesting of the second, third and fourth installment of options, totaling 250,000. If the Corporation elects to terminate under this Paragraph 5(b) or the Executive resigns for Good Reason after nineteen (19) months of this Agreement, Executive shall receive a lump sum payment of $250,000 and immediate vesting of the remaining balance of options. Such lump sum payment shall be paid to the Executive within 30 days following the date of termination.

                  For purposes of this Agreement, "Good Reason" shall mean (i) an adverse and material change in the Executive's title, nature of duties, employee benefits or working conditions without his prior consent; (ii) any material failure by the Corporation to comply with any of the provisions of this Agreement that is not remedied by the Corporation promptly after receipt of notice thereof given by the Executive or
                  (iii) the Corporation requiring the Executive to be based at any office or location other than that described in Paragraph 2 hereof without the Executive's prior written consent. Good Reason shall not include the occurrence of a Change of Control as defined in Paragraph 6.

         6.       CHANGE OF CONTROL

                  In order to protect the Executive against the possible consequences and uncertainties of a Change of Control of the Corporation (as hereinafter defined) and thereby induce the Executive to enter into the employ of the Corporation, the Corporation agrees that:

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                  (a) If, during the term of this Agreement, the Executive's employment is terminated by the Corporation at any time subsequent to a Change of Control other than for the causes set forth in Paragraph 5(a), then in such event, the Corporation shall pay the Executive within thirty (30) days after such termination, (i) a lump sum payment in cash in an amount equal to the balance of his base salary for the remaining term of the Agreement, but not less than one year of said base salary and (ii) all stock options granted to the Executive but not yet vested will immediately vest.

                  (b) For purposes of this Paragraph 6, in the event, following a Change of Control, the Executive shall resign from his employment with the Corporation within thirty (30) calendar days after he has obtained actual knowledge of any adverse and material change or proposed change in his title, nature of duties, employee benefits or working conditions, in each instance without his prior consent, such resignation shall be deemed to be a termination of employment by the Corporation other than for the causes set forth in Paragraph 5(a) and Paragraph 6(a) shall therefore govern the corporate obligation to the Executive.

                  (c) As used in this Paragraph 6, a "Change of Control" shall be deemed to have occurred if after the Commencement Date (i) any "person" or "group of persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934
                  Act), directly or indirectly, of securities of the Corporation representing more than thirty-five percent (35%) of the Corporation's then outstanding securities having the right to vote on the election of directors; (ii) if directors constituting a majority of the Board of Directors are elected to the Board of Directors without the recommendation or approval of the incumbent Board of Directors, except only by vote of the current majority stockholder, David R. Humble; or
                  (iii) approval by the stockholders of the Corporation (or any parent corporation, if any) of a reorganization, merger, statutory share exchange, consolidation or similar business combination, in each case with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the outstanding securities having the right to vote on the election of directors immediately prior to such reorganization, merger, statutory share exchange, consolidation or other similar business combination do not following such reorganization, merger or consolidation, beneficially own, directly or indirectly more than 50%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, statutory share exchange, consolidation or

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                  similar business combination in substantially the same
                  proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange, consolidation or similar business combination of the Corporation's outstanding securities having the right to vote on the election of directors; or (iv) approval by the stockholders of the Corporation (or any parent corporation, if any) of [a] a complete liquidation or dissolution of the Corporation (or any parent corporation) or [b] the sale or other disposition of all or substantially all of the assets of the Corporation (or any parent corporation), other than to a corporation, with respect to which following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation's outstanding securities having the right to vote on the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Corporation's outstanding securities having the right to vote on the election of directors.

         7.       DISCLOSURE AND ASSIGNMENT OF DISCOVERIES.

                  (a) Executive hereby covenants and agrees to disclose promptly and fully, in writing, whenever possible, to the Corporation and its attorneys and designated representatives, without additional compensation, all ideas, formulae, programs, systems, devices, inventions, processes, business concepts, discoveries, improvements, developments, works of authorship, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protectable relating to personalized diet and nutrition programs (together, the "Developments"), which he may conceive, develop, reduce to practice, acquire or make, alone or jointly with others:

                           (i) during the term of his employment with the Corporation, whether during or outside of the usual hours of work;

                           (ii) within a period of two (2) years after termination of his employment with the Corporation; and

                           Executive hereby agrees that all of his right, title and interest in and to such Developments shall be deemed as held by him in a fiduciary capacity solely for the benefit of

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                           the Corporation, shall be the sole and exclusive
                           property of the Corporation and shall be subject to the confidentiality provisions of Section 8 as confidential information of the Corporation.

                  (b) Executive, when required to do so, either during or after the term of his employment with the Corporation, shall:

                           (i) assign and convey to the Corporation his entire
                  right, title and interest in and to the Developments to the extent not owned by the Corporation as a matter of law from the time of their creation and execute, acknowledge and deliver all such further instruments and documents, in form and substance satisfactory to the Corporation, as it shall deem reasonably necessary or advisable to evidence the vesting in the Corporation of all right, title and interest of Executive in and to the Developments;

                           (ii) assist the Corporation and its agents in
                  preparing patent applications, domestic and foreign, covering the Developments;

                           (iii) sign and deliver all such applications and
                  assignments of the same to the Corporation; and

                           (iv) generally give all information and testimony,
                  sign all papers and do all things which may be needed or requested by the Corporation to the end that the Corporation may obtain, extend, reissue, maintain and enforce United states and foreign patents covering the Developments.

                  (c) Executive hereby irrevocably nominates and appoints the Corporation his attorney-in-fact to sign and deliver all such papers, and perform all such acts mentioned in subparagraph 7(b), in the event of Executive's absence, unavailability, or death, such nomination and appointment hereby being granted with full authority in the premises, and such authority to be deemed coupled with an interest vested in the Corporation.

                  (d) The Corporation agrees to bear all expenses which it causes to be incurred in obtaining, extending, issuing, maintaining and enforcing such patents and in investing and perfecting title thereto in the Corporation, and agrees further to pay Executive for any time which it may require

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                  of him therefor, and for any services that may be required of him pursuant to subparagraph 7(b), subsequent to the termination of his employment with the Corporation, such payment to be at an hourly rate equivalent to that at which Executive is paid at the time of the termination of his employment by the Corporation.

                  (e) In the event of the unenforceability of all or part of the foregoing provisions of this Paragraph 7, as determined by a court of competent jurisdiction, Executive hereby transfers and assigns to the Corporation such lesser interests in the Developments, including, without limitations, any and all United States and foreign patent rights therein and renewals thereof, as may be determined by such a court to be a reasonable grant of interests under the circumstances, but, in any event, and without limitation, Executive shall be deemed to have granted to the Corporation not less than an irrevocable, non-exclusive license, with the right to sublicense others, to manufacture, use, lease and sell the Developments which have not been assigned to the Corporation under the provisions of subparagraph 7(b), without payment of any royalty.

         8.       CONFIDENTIALITY

                  (a) Executive understands and hereby acknowledges that as a result of his employment with the Corporation, he will necessarily become informed of, and have access to, certain valuable and confidential information of the Corporation and any of its subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Accordingly, Executive hereby agrees that he shall not, at any time, either during or subsequent to his employment hereunder, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Corporation's confidential information without the prior written consent of the Corporation, except to responsible officers and employees of the Corporation and other responsible persons who are in a contractual or fiduciary relationship with the Corporation or who have a need for such information for purposes in the interest of the Corporation, and except for such information which legally and legitimately is or becomes of

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                  general public knowledge from authorized sources other than
                  Executive.

                  (b) Upon the termination of his employment with the Corporation for any reason whatsoever, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials, including, without limitation, those of a secret and confidential nature, relating to the Corporation's business which are in Executive's possession or control.

         9. NON-COMPETITION. Executive agrees that, during the term of this Agreement and for a period of two (2) years after the expiration or termination for any cause of his employment with the Corporation, he shall not, anywhere in the United States of America or elsewhere in the world (or in such smaller area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

                  (i) engage in a directly competitive line of business to the business carried on by the Corporation to be defined as any diet and fitness business, both on-and offline, either for his own account or with or for anyone else;

                  (ii) solicit or attempt to solicit business of any customers of the Corporation for products or services the same or similar to those offered, sold, produced or under development by the Corporation;

                  (iii) otherwise divert or attempt to divert from the Corporation any business whatsoever;

                  (iv) solicit or attempt to solicit for any business endeavor any employee of the Corporation;

                  (v) interfere with any business relationship between the Corporation and any other person; or

                  (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is so engaged. Notwithstanding anything to the contrary contained in this Paragraph 9, the provisions hereof shall not prevent the Executive from (i) purchasing or owning up to three percent (3%) of the voting

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                           securities of any corporation, the stock of which is
                           publicly traded or (ii) being employed by any person in which services performed by the Executive are not in furtherance of such person's competition with the Corporation.


         10. REMEDIES. Because the Corporation does not have an adequate remedy at law to protect its business from Executive's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Paragraphs 7, 8 and 9, be available to the Corporation. In the event of such a breach, in addition to any other remedies, the Corporation shall be entitled to receive from Executive payment of, or reimbursement for, its reasonable attorneys fees and disbursements incurred in successfully enforcing any such provision.

         11. ATTORNEY'S FEES. In any litigation arising out of this Agreement, including appeals, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees.

         12. INDEMNIFICATION. The Corporation will, to the fullest extent permitted by law, indemnify and hold the Executive harmless from any and all liability arising from the Executive's service as an employee, officer or director of the Corporation and its affiliated companies in accordance with the terms of the Corporation's standard Indemnification Agreement.

         13. SURVIVAL. The provisions of Paragraphs 7, 8 and 9 shall survive termination of this Agreement for any reason.

         14. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; PROVIDED, HOWEVER, that Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement of such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

         15. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; PROVIDED, HOWEVER, that upon the sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation, or upon the merger or consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the corporation purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

         16. ADDITIONAL ACTS. Executive and the Corporation each agrees that he or it shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

         17. COMMUNICATIONS. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt.

         18. CONSTRUCTION. The headings of the Paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of

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                  the terms or provisions hereof. References in this Agreement to Sections are to the sections of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         20. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         21. GOVERNING LAW. This Agreement is made and executed and shall be governed by the laws of the State of Florida.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
         Agreement as of the date first set forth above.

                               CORPORATION: EDIETS.COM, INC.

                                By: /S/ David R. Humble
                                    --------------------------------------------
                                David R. Humble, Chairman

                                EXECUTIVE:

                                By: /S/ David J. Schofield
                                   ---------------------------------------------
                                David J. Schofield